                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              UNITED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 March 15, 2002



To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 17, 2:00 p.m. local time, at The Citizens Savings Bank's main office, 201 South 4th at Hickory Street, Martins Ferry, Ohio.

         The Annual Certified Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting. We are both proud and excited about our 2001 financial results that reflect the continued cooperation and dedication of our Directors, Officers and Staff.

         Payment of our regular first quarter cash dividend was made by separate mailing on March 20th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for you in a broker name. NO PAYMENT HAS BEEN INCLUDED WITH THIS MAILING OF OUR PROXY MATERIALS.

         It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. Please vote by executing and returning the enclosed form of Proxy or follow the instructions to vote electronically by phone or the Internet. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend that Annual meeting in person.

                                 Very truly yours,

                                 /s/ James W. Everson

                                 James W. Everson
                                 Chairman, President and Chief Executive Officer

Enclosures

                              UNITED BANCORP, INC.
                               MARTINS FERRY, OHIO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 17, 2002

TO THE SHAREHOLDERS OF
UNITED BANCORP, INC.                                              March 15, 2002

         The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South 4th at Hickory Street, Martins Ferry, Ohio, April 17, 2002, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

PROPOSALS:

         1.       ELECTION OF DIRECTORS - To elect three directors.

         2. OTHER BUSINESS - To transact any other business which may properly come before the meeting or any adjournment of it.

         Shareholders of record at the close of business on March 6, 2002, will be entitled to vote the number of shares held of record in their names on that date.

         We urge you to sign and return the enclosed proxy as promptly as possible, vote via the phone or Internet whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

                                        By Order of the Board of Directors
                                                /s/ Norman F. Assenza, Jr.
                                                    Norman F. Assenza, Jr.
                                                                 Secretary

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(S) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY VOTE AT HOME BY PHONE OR INTERNET PLEASE SEE ENCLOSED INFORMATION ON HOW TO TAKE ADVANTAGE OF THIS CONVENIENT WAY TO VOTE.

                              UNITED BANCORP, INC.
                              201 SOUTH 4TH STREET
                            MARTINS FERRY, OHIO 43935

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 17, 2002

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. ("United Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 15, 2002.

         At the Annual Meeting, shareholders of the Corporation will be asked to elect three directors.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Norman
F. Assenza, Jr., Secretary, 201 South 4th Street, Martins Ferry, Ohio 43935.

         Directors and executive officers of the Corporation, and their affiliates, had sole or shared voting power with respect to 206,659 common shares of the Corporation, representing 6.5% of the Corporation's common shares outstanding as of December 31, 2001. Such directors and officers have advised the Corporation that they intend to vote all of the Corporation's common shares that they are entitled to vote for the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

         The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 17, 2002, at 2:00 p.m., local time, at The Citizens Savings Bank, 201 South 4th Street, Martins Ferry, Ohio.

RECORD DATE; VOTING RIGHTS

         Only the Corporation's common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.

         The close of business on March 6, 2002 (the "Record Date"), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 1500 record holders of the Corporation's common shares and 3,148,836 of the Corporation's common shares outstanding as of the Record Date.

         The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

         The three nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

         The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of December 31, 2001.

                                                  COMMON SHARES
       NAME OF BENEFICIAL OWNER                      OWNED(1)                      PERCENT OF CLASS
       ------------------------                      --------                      ----------------
Michael J. Arciello                                    4,621                              *
James W. Everson (2)                                  77,893                              2.5%
John M. Hoopingarner (3)                               2,137                              *
Terry A. McGhee                                        1,082                              *
L. E. Richardson, Jr. (4)                             68,618                              2.2%
Richard L. Riesbeck (5)                               12,803                              *
Matthew C. Thomas (6)                                 16,261                              *
Alan M. Hooker (7)                                     6,363                              *

All Directors and Executive
Officers as a Group
(11 in group)                                        206,659                              6.5%

* Ownership is less than 1% of the class.

----------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)      Includes 44,370 shares subject to shared voting and investment power.

(3) Includes 309 shares subject to options, which are exercisable within sixty days of December 31, 2001.

(4) Includes 65,689 shares subject to shared voting and investment power and 256 shares subject to options, which are exercisable within sixty days of December 31, 2001.

(5)      Includes 11,484 shares subject to shared voting and investment power.

(6)      Includes 1,547 shares subject to shared voting and investment power.

(7) Includes 1,702 shares subject to options, which are exercisable within sixty days of December 31, 2001.

         As of December 31, 2001, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation.

         Directors and officers of United Bancorp and it subsidiaries, and the Corporation's employee benefit plans in total owned 311,453 shares, or 9.8% of all outstanding shares of the Corporation, as of December 31, 2001.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into classes. Ohio law requires that there be at least three directors in each class. Each class shall hold office for a term of two years. At the Annual Meeting, three directors will be elected to a two-year term expiring in 2004.

         The nominees for election at the Annual Meeting are Michael J. Arciello, Terry A. McGhee and L. E. Richardson, Jr., each of whom is currently a director of the Corporation.

NOMINEES

         CLASS "II" DIRECTORS. The following table sets forth-certain information with respect to the nominees as Class "II" Directors of the Corporation who will be voted upon at the Annual Meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

                                               PRINCIPAL OCCUPATION FOR         POSITIONS AND OFFICES           DIRECTOR
               NAME                     AGE        PAST FIVE YEARS             HELD WITH UNITED BANCORP          SINCE
Michael J. Arciello                    67     Retired Vice President                   Director                   1992
                                              Finance, Nickles Bakeries

Terry A. McGhee                        51     President and Chief                      Director                   2001
                                              Executive Officer,
                                              Westerman, Inc., a
                                              manufacturing company

L. E. Richardson, Jr.                  69     Retired President --                     Director                   1998
                                              Community Bank of
                                              Glouster


CONTINUING DIRECTORS

         CLASS "I" DIRECTORS. The following table sets forth certain information with respect to Class "II" Directors of United Bancorp, whose terms expire in 2003.

                                              PRINCIPAL OCCUPATION FOR PAST       POSITIONS AND OFFICES      DIRECTOR
               NAME                    AGE              FIVE YEARS              HELD WITH UNITED BANCORP     SINCE
James W. Everson                        63    Chairman, President and Chief   Chairman, President and           1969
                                              Executive Officer, United       Chief Executive Officer,
                                              Bancorp and The Citizens        United Bancorp and The
                                              Savings Bank; Chairman, The     Citizens Savings Bank;
                                              Community Bank                  Chairman, The Community Bank

John M. Hoopingarner                    47    General Manager and                       Director                1992
                                              Secretary/Treasurer,
                                              Muskingum Watershed
                                              Conservancy District

                                        52    President, Riesbeck Food                  Director                1984
Richard L. Riesbeck                           Market, Inc., a grocery store
                                              chain

Matthew C. Thomas                       45    President, M. C. Thomas                   Director                1988
                                              Insurance Agency, Inc.


         There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

         The Board of Directors of United Bancorp met 4 times in 2001. In 2001 each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

COMMITTEES OF THE BOARD

         The Board of Directors of United Bancorp has established the following standing audit and compensation committees, with membership noted:

         AUDIT COMMITTEE. (Mr. Arciello, Chairman, and Messrs. McGhee and
Thomas).

         The Audit Committee met 4 times during 2001. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of United Bancorp and its subsidiaries for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring United Bancorp's and its subsidiaries' financial and accounting organization and financial reporting. The Audit Committee's report appears under the caption "Audit Committee Report."

         COMPENSATION COMMITTEE. (Mr. Riesbeck, Chairman, and Messrs. Arciello and Hoopingarner).

         The Compensation Committee met in January 2002. The Compensation Committee has the responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the directors and executive officers of United Bancorp. The Compensation Committee's report on executive compensation matters for 2001 appears under the caption "Compensation Committee Report on Executive Compensation".

         United Bancorp does not have a nominating committee or other committee of its Board of Directors that performs the function of nominating persons for the Corporation's Board of Directors. The Board of Directors nominates persons for election as United Bancorp directors.

AUDIT COMMITTEE REPORT

         The Audit Committee of United Bancorp's Board of Directors (the "Committee") is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors (Appendix
A). The members of the Committee are Michael J. Arciello (Chair), Terry A. McGhee and Matthew C. Thomas. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees).

         The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Michael J. Arciello, Chairman
Terry A. McGhee
Matthew C. Thomas

         United Bancorp's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to United Bancorp and its subsidiaries for the year 2001.

         Audit Fees                                                    $ 51,225
         Financial Information Systems Design and                      $      0
         Implementation Fees                                           $      0
         All Other Fees                                                $ 74,886

                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

         GENERAL. The following information relates to compensation of management for the years ended December 31, 2001, 2000 and 1999, unless otherwise noted below.

         EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for United Bancorp's Chief Executive Officer and its other executive officers whose total salary and bonus for 2001 exceeded $100,000, as well as the total compensation paid to each individual during United Bancorp's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                             ANNUAL COMPENSATION             AWARDS
                                                             -------------------             ------
                                                                                           SECURITIES       ALL OTHER
                                                                                           UNDERLYING      COMPENSATION
          NAME AND PRINCIPAL POSITION                    YEAR     SALARY ($)   BONUS ($)    OPTIONS (#)        ($) (A)
          ---------------------------                    ----     ----------   ---------    -----------        -------
James W. Everson.................................         2001    $198,800     $43,531         _            $12,822
     Chairman, President and                              2000     198,400      15,531         0              9,456
     Chief Executive Officer                              1999     199,075      31,774         0              4,800


Alan M. Hooker...................................         2001    $106,600     $12,500         _            $ 4,313
     President and Chief Executive Officer,               2000     106,300       6,812         0              3,340
     The Community Bank                                   1999      96,300      17,849         0              1,142


Norman F. Assenza, Jr............................         2001    $ 84,400     $16,670         _            $ 5,304
     Vice President Compliance & Secretary                2000      84,400       6,014         0              3,712
     United Bancorp, Inc.                                 1999      84,400      11,447         0              3,171

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its 401(k) Plan: Mr. Everson, $5,100; Mr. Hooker, $2,873; and Mr. Assenza, $ $2,712 (2) insurance premiums paid on term life insurance policies: for the benefit of Mr. Everson, $7,722, for the benefit of Mr. Hooker, $1,440; for the benefit of Mr. Assenza, $2,592.

         OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2001 and unexercised stock options at December 31, 2001 for the three named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS            IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2001(#)        DECEMBER 31, 2001($)
                                                              --------------------        --------------------
                               SHARES ACQUIRED     VALUE
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----                 -----------     --------   -------------------------  -------------------------
James W. Everson                      0              0              0/31,621                   0/119,844
Alan M. Hooker                        0              0            1,702/10,453                    0/0
Norman F. Assenza, Jr.                0              0              914/6,324                 3,464/23,968

         CHANGE-IN-CONTROL ARRANGEMENTS. The Company has entered into change-in-control agreements with Messrs. Everson, Hooker and Assenza. The agreements provide that Mr. Everson and Mr. Hooker will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a "change in control" of the Corporation. A change in control is defined to include the acquisition of the Corporation and certain other changes in the voting control of the Corporation. In the event of a change in control and the involuntary termination of employment, the agreements provide that Mr. Everson will receive 2.99 times his annual compensation, Mr. Hooker will receive 2.0 times his annual compensation and Mr. Assenza will receive 1.0 times his annual compensation in a lump sum cash payment. Each agreement has a term of one year and is automatically extended for one additional year unless, not later than June 30 of the preceding year, the Corporation gives notice of termination of the agreement. The right of the Corporation to terminate the employment of Mr. Everson, Mr. Hooker or Mr. Assenza prior to a change in control is unaffected by these agreements. In the event a change in control had occurred on January 1, 2002, and Mr. Everson's, Mr. Hooker's or Mr. Assenza'a employment had been involuntarily terminated on such date (other than for cause), Mr. Everson, Mr. Hooker and Mr. Assenza would have been entitled to receive lump sum severance benefits of $656,099, $252,570 and $93,126, respectively. In the event a potential change in control is announced, the agreements obligate Mr. Everson, Mr. Hooker and Mr. Assenza to remain in the employment of the Corporation for not less than one year following the change in control of the Corporation.

DIRECTOR COMPENSATION

United Bancorp compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $5,000 regardless of board meeting attendance and $400 per meeting attended. Each member of the Compensation Committee receives $200 for each meeting attended.

PENSION PLAN

         United Bancorp maintains a defined benefit pension plan for its eligible fulltime employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service.

         Benefits at retirement or vested termination of employment are based on years of credited service, and the average of the highest five consecutive years of compensation. The plan is integrated with social security covered compensation.

         The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 2001 terms and factors.

            BENEFIT TABLE FOR A PARTICIPANT ATTAINING AGE 65 IN 2001

                                Years of Service

     AVERAGE
  ANNUAL SALARY          10             15            20            25             30         35 OR MORE
  -------------          --             --            --            --             --         ----------
     $170,000          $27,331       $40,997       $54,662       $68,328        $81,994        $95,659
     $160,000          $25,581       $38,372       $51,162       $63,953        $76,744        $89,534
     $150,000          $23,831       $35,747       $47,662       $59,578        $71,494        $83,409
     $125,000          $19,456       $29,184       $38,912       $48,641        $58,369        $68,097
     $100,000          $15,081       $22,622       $30,162       $37,703        $45,244        $52,784
     $ 75,000          $10,706       $16,059       $21,412       $26,766        $32,119        $37,472
     $ 50,000          $ 6,331       $ 9,497       $12,662       $15,828        $19,406        $22,159
     $ 25,000          $ 2,750       $ 4,125       $ 5,500       $ 6,875        $ 8,250        $ 9,625
     $ 10,000          $ 1,100       $ 1,650       $ 2,200       $ 2,750        $ 3,300        $ 3,850

Notes: Maximum annual pension available in 2001 in accordance with Section 415 of the Internal Revenue Code assuming a minimum of ten years participation is $140,000.

         The maximum annual compensation allowed under Section 401(a)(17) of the Internal Revenue Code in determining a participant's benefit in 2001 is $170,000.

         As of December 31, 2001, Mr. Everson had 40 years of credited service with the Corporation, Mr. Hooker had 3 years of credited service with the Corporation and Mr. Assenza had 23 years of credited service with the Corporation.

OTHER COMPENSATION PLANS

         United Bancorp has established a stock option plan under which the Corporation may award options to acquire the Corporation's common shares to directors and key employees of the Corporation and its subsidiaries. As of December 31, 2001, 44,707 common shares remained available for the grant of options under the Plan.

United Bancorp has also established the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors' Deferred Compensation Plan under which directors of the Corporation may defer directors fees and instead receive United Bancorp common shares on retirement or other termination of membership on the Board of Directors.




COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Corporation's last fiscal year. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices of the Corporation with respect to all of the Corporation's executive officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. This report reflects the Corporation's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for the Chief Executive Officer and all other executive officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:

         - Support a pay-for-performance policy that rewards executive officers for corporate performance.
         - Motivate key senior officers to achieve strategic business goals.
         - Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         SALARIES. The Committee set the base salary paid to Mr. Everson at $175,000 effective January 1, 2001 and paid him directors fees in the amount of $23,800 for serving on the Corporation's Board of Directors and two subsidiary banks' boards of directors. Mr. Hooker's base salary was set at $100,000 and he was paid director fees of $6,600 for serving on the board of directors of a subsidiary bank. Mr. Assenza's base salary was set at $84,400.

The Corporation has used the services of an independent outside consultant in setting executive compensation, as well as compensation surveys. Mr. Hooker's salary increase reflects his additional responsibility resulting from the Corporation's expansion into Lancaster, Ohio by The Community Bank. Executive officers' salary increase determinations are based upon annual review of the performance of such executives which assess, among other criteria, the performance of the executive against goals set in the prior year, extraordinary service and promotions within the organization and compensation levels within peer groups.

         INCENTIVE COMPENSATION. The executive officers of the Corporation participate in incentive compensation plans which provide the opportunity to earn an annual bonus calculated as a percentage of salary, half based on achievement of predetermined goals established by the boards of directors of each subsidiary bank and half by the measured increase of annual earnings per share of United Bancorp, Inc. as reported to the shareholders. The type and relative weighting of goals may change from year to year. For 2001 the incentive amounts distributed were determined 50% by achievement against specific earnings per share growth at the corporation level and 50% asset growth, return on assets, return on equity and loan to asset ratio targets at the subsidiary bank level. No incentive award was paid on earnings per share in 2000 since they were lower than the prior year. In addition, participants other than the Chief Executive Officer have a portion of their incentives determined by goals for their individual areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.

         LONG-TERM COMPENSATION. Long-term incentive compensation is addressed by the Corporation's stock option plan. The stock option plan was designed to provide long-term incentives to the executive officers and directors of the Corporation, and to better align the interests of management with those of the Corporation, as the level of compensation is directly proportional to the level of appreciation in the market value of the Corporation's common shares subsequent to the date of the option grant.

         MEMBERSHIP OF THE COMPENSATION COMMITTEE. United Bancorp Directors serving on the Compensation Committee are named below:

                  Richard L. Riesbeck, Chairman
                  Michael J. Arciello                         .
                  John M. Hoopingarner


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with one or more of the bank subsidiaries of United Bancorp, Inc.

All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. In addition, The Citizens Savings Bank, a wholly-owned subsidiary of the Corporation, pursuant to the terms of a lease entered into on April 1, 1998, paid Riesbeck Food Markets, Inc. $22,500 in 2001, and over the five-year term of the lease, payments will total $112,500 as lease payments for space used in an in-store banking location at St. Clairsville, Ohio. Mr. Riesbeck, Chairman of the Compensation Committee, is an officer, director and shareholder of Riesbeck Food Markets, Inc. Management believes the lease between Riesbeck Food Markets, Inc. and the Corporation was made on an arms-length basis. Management employed a third party consulting firm that specializes in grocery store banking facilities to establish the terms of the lease.

UNITED BANCORP PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for

                              UNITED BANCORP, INC.

                                  [LINE GRAPH]

                                                                            PERIOD ENDING
                                              ---------------------------------------------------------------------------
INDEX                                            12/31/96     12/31/97    12/31/98     12/31/99    12/31/00     12/31/01
-------------------------------------------------------------------------------------------------------------------------
United Bancorp, Inc.                               100.00       139.68      138.51        94.57       82.46       100.63
NASDAQ - Total US*                                 100.00       122.48      172.68       320.89      193.01       153.15
SNL Bank Index                                     100.00       151.53      163.92       158.86      187.62       189.51
SNL $250M-$500M Bank Index                         100.00       172.95      154.89       144.10      138.74       197.12
SNL Midwest Bank Index                             100.00       162.14      172.46       135.50      164.09       167.69

United Bancorp, the NASDAQ-Total U. S. Stock Index, SNL Bank Index, SNL $250M-$500M Bank Index and the SNL Midwest Bank Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires United Bancorp's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations and copies of reports furnished to United Bancorp by Insiders, all Section 16 reporting requirements applicable to Insiders during 2001 were satisfied on a timely basis.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting, they must be received by the Corporation no later than November 15, 2002. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935. Any shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders must inform the Corporation not less than sixty nor more than ninety days prior to the meeting; provided, however, that if less than seventy-five days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2003 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2003 Annual Meeting.

         In order to make a director nomination at a shareholder meeting it is necessary that you notify United Bancorp no fewer than 60 days in advance of the meeting. In addition, the notice must meet all other requirements contained in the Company's Code of Regulations.

                              SELECTION OF AUDITORS

         Crowe, Chizek and Company LLP has served the Corporation as independent auditor since 1989. The Board of Directors has selected Crowe, Chizek and Company LLP as independent auditor for the current year. We expect representatives of Crowe, Chizek and Company LLP to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

                                 OTHER BUSINESS

         Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

                          ANNUAL REPORT TO SHAREHOLDERS

         United Bancorp's Annual Report for its fiscal year ended December 31, 2001 accompanies this Proxy Statement but is not part of our proxy soliciting material. You may obtain additional copies of our Annual Report by requesting them from Norman F. Assenza, Jr., United Bancorp's Secretary.

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM OR VOTE ELECTRONICALLY BY PHONE OR INTERNET AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

The Board of Directors ("the Board") of United Bancorp, Inc. ("the Company") hereby adopts a formal written audit committee charter for its Audit Committee (the "Audit Committee") and will review and reassess the adequacy of the formal written charter on an annual basis.

I.       Committee Composition and Structure

         The Committee will be comprised of a minimum of three directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Nasdaq National Market. The members of the Committee will be elected annually at the re-organization meeting of the full Board held in April. One of the members of the Committee will be elected Committee Chair by the Board.

         A.       At Least Three Members

                  The Committee will have a minimum of three independent members.

         B.       Comprised of Independent Directors and Bank Management

                  The Committee will be comprised of directors and Senior Officers of the Company.

         C.       Financial Sophistication

                  All Committee members must be able to read financial statements and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. By June 14, 2001, the Committee will have at least one director with past employment experience in finance or accounting, or requisite professional certification in accounting, or other comparable experience or background, including a current or past position as chief executive or financial officer or other senior officer with financial oversight responsibilities.

II.      Committee Responsibilities

         As a part of the Board, the Committee's primary function is to assist the Board in fulfilling its oversight responsibilities concerning: (1) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; and (2) the system of internal controls that management has established; and (3) the independent audit process.

         In addition, the Committee provides an avenue for communication between accounting, the independent auditors, management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

III.     Committee Authority

         Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

IV.      Committee Meetings

         The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee may meet in separate executive sessions with the chief executive officer, the chief financial officer, and the independent auditors.

V.       Committee Attendance

         Committee members will strive to be present at all meetings. The Committee Chair may request that members of management and representatives of the independent auditors be present at Committee meetings.

VI.      Specific Duties of the Committee

         A. Review and re-assess the adequacy of this Charter annually and recommend any proposed changed to the Board for approval.

         B. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

         C. Review with the Company's management and independent auditor's significant accounting and reporting principles, practices, and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

         D. Review the scope and general extent of the independent auditor's annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

         E. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company.

         F. Have a predetermined arrangement with the independent auditors that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Committee or the written enumeration required reporting issues.

         G. At the completion of the annual audit, review with management and the independent auditors the following:

                  1. The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

                  2. Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

                  3. Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

                  4. Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles and that they concur with management's representation concerning audit adjustments.

         If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

         H. After preparation by management and review by independent audit, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

         I. Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors of the Company's needs.

         J. Meet with management and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material" or `serious'. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

         K. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

         L. Review with management and external auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

         M. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

PROXY ANNUAL MEETING                                        UNITED BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint _________________, ________________ and
__________________, as Proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated below, all the common shares of United Bancorp, Inc. held of record by the undersigned on March 6, 2001, at the Annual Meeting of Shareholders to be held on April 17, 2002, or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR EACH OTHER PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR EACH OTHER PROPOSAL.

1.       TO ELECT AS DIRECTORS THE NOMINEES SET FORTH BELOW:

         [ ]  FOR all of the nominees listed   [ ]  WITHHOLD AUTHORITY to
              below (except as marked to the        vote for all of the nominees
              contrary below).                      listed below.

         INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

                  Michael J. Arciello                   L. E. Richardson, Jr.
                  Terry A. McGhee

2. Upon the direction of the Board of Directors, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Date:  _______________, 2002

                                                ________________________________


                                                ________________________________

NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          YOUR VOTE IS IMPORTANT. PLEASE MAKE, SIGN, DATE AND MAIL THIS
            PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
                                    MEETING.

               A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.